SUPPORT AGREEMENT
      BETWEEN
     CASORO CAPITAL PARTNERS, LLC.
               AND
      CASORO INVESTMENT ADVISORY FIRM, LLC

This Support Agreement (this "Agreement") is entered into as of November 10, 2017, by and between Casoro Capital Partners, LLC., a Texas limited liability company ("Casoro") and Casoro
Investment Advisory Firm, LLC, a Texas limited liability company
(the "Manager"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in that certain Management Agreement by and between Multi-Housing Income REIT,
Inc. (the "Company") and the Manager dated as of the date hereof
(as the same may be amended from time to time, the "Management
Agreement").
WHEREAS, the Company is a newly organized Maryland corporation formed to acquire and manage a portfolio of commercial real
estate properties;
WHEREAS, pursuant to the Management Agreement, the Company has retained the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth in the Management Agreement and the Manager has agreed to be retained to provide such services; and
WHEREAS, Casoro has agreed to provide the Manager with the
personnel, services and resources necessary for the Manager to perform its obligations and responsibilities under the
Management Agreement in exchange for the payment to Casoro of the fees and expense reimbursements paid to the Manager under the terms of the Management Agreement.
NOW THEREFORE, Casoro and the Manager hereby agree as follows:
1.	Services. Upon the Manager's request, Casoro hereby agrees to provide the Manager with the personnel, services and resources necessary for the Manager to perform the services and activities for the Company pursuant to the Management
Agreement, including, without limitation, the services and
activities described in the Management Agreement (the
"Services"), in consideration of the payment of the fees
described in Section 3 hereof, during the term of this
Agreement. Casoro hereby agrees not to take any actions in contravention of, or that could cause the Manager to be in breach of, the Management Agreement.
2.	Term and Termination.
(a)	This Agreement shall commence on the date hereof and,
unless sooner terminated in accordance with the terms
hereof or by mutual written consent of the parties, shall
remain in effect for so long as the Management Agreement
is in effect.
(b)	The Manager may terminate this Agreement immediately upon
written notice to Casoro if Casoro: (i) becomes the
subject of a petition in bankruptcy which is not withdrawn
or dismissed within 60 days thereafter; (ii) makes an
assignment for the benefit of creditors; or (iii) breaches
any material obligation under this Agreement and fails to
cure such breach within 30 days after delivery of notice
thereof by the Manager.
(c)	Casoro may terminate this Agreement immediately upon
written notice to the Manager if the Manager breaches any
material obligation under this Agreement and fails to cure
such breach within 30 days after delivery of notice
thereof by Casoro.
3.	Fees and Expenses.
(a)	The Manager shall reimburse Casoro for the costs and
expenses of Casoro and its Affiliates incurred on behalf
of the Manager, or the Company as applicable, under this
Agreement. Costs and expenses incurred by Casoro on behalf
of the Manager shall be reimbursed in cash monthly to
Casoro, but only to the extent such reimbursable expenses
are payable by the Company pursuant to the Management
Agreement.
(a)	In addition to the reimbursement set forth in Section
3(a), the Manager shall pay to Casoro an amount equal to
the reimbursable Organization and Offering Expenses, the
Asset Management Fee and any other fees or expense
reimbursements received by the Manager from the Company
the terms of the Management Agreement. The Manager shall
pay Casoro the amount of any fees or expense
reimbursements in cash within five Business Days after
the date of payment of such fees (or any portion or
installment of such fees) by the Company to the Manager
under the terms of the Management Agreement.
4.	Standard of Care. Casoro shall use its commercially
reasonable best efforts in the timely provision of the
Services to be rendered hereunder and shall cooperate with
the Manager in connection with the provision of such Services to the Company. The parties will consult with each other in
good faith, as required, with respect to the furnishing of,
and payment for, special or additional services,
extraordinary items and the like.
5.	Representations and Warranties
(b)	Casoro hereby represents and warrants to the
Company as follows:
      (i)	Casoro is a limited liability company
duly formed, validly existing and in good standing
under the laws of the State of Texas. Casoro has
the power and authority under its organizational
documents to own and operate its assets and to
carry on its business as proposed to be conducted,
to execute, deliver and perform this Agreement and
any other document, agreement, certificate and
instrument that may be contemplated hereby to which
it is a party.
      (ii)	The execution and delivery by Casoro of
this Agreement and any other document, agreement,
certificate and instrument that may be contemplated
hereby to which it is a party, the performance by
Casoro of its obligations hereunder and thereunder
have been duly authorized by all requisite limited
liability company action on the part of Casoro and
will not violate any provision of law, any order of
any court or other agency of government, the
certificate of formation of Casoro or any other
organizational document of Casoro.
      (iii)	This Agreement has been duly executed and
delivered by Casoro and constitutes the legal,
valid and binding obligations of Casoro,
enforceable against Casoro in accordance with its
terms, except as the enforceability hereof may be
limited by (a) applicable bankruptcy, insolvency,
reorganization, moratorium or other similar laws
affecting the enforcement of creditors' rights
generally or (b) applicable equitable principles
(whether considered in a proceeding at law or in
equity).
      (iv)	Casoro has received and carefully reviewed
a copy of the Management Agreement.
(c)	The Manager hereby represents and warrants to
Casoro as follows:
      (i)	The Manager is a limited liability
company duly formed, validly existing and in good
standing under the laws of the State of Texas. The
Manager has the power and authority under its
organizational documents to own and operate its
assets and to carry on its business as proposed to
be conducted, to execute, deliver and perform this
Agreement and any other document, agreement,
certificate and instrument that may be contemplated
hereby to which it is a party.
(ii)	The execution and delivery by the Manager of this
Agreement and any other document, agreement,
certificate and instrument that may be contemplated
hereby to which it is a party, the performance by
the Manager of its obligations hereunder and
thereunder have been duly authorized by all
requisite limited liability company action on the
part of the Manager and will not violate any
provision of law, any order of any court or other
agency of government, the certificate of formation
of the Manager or any other organizational document
of the Manager.
(iii)	This Agreement has been duly executed and delivered
by the Manager and constitutes the legal, valid and binding obligations of the Manager, enforceable against the Manager in accordance with its terms, except as the enforceability hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or (b) applicable equitable principles
(whether considered in a proceeding at law or in equity).

6.         Confidential Information.
(d)	Casoro acknowledges that the information and knowledge
obtained in the course of its performance of the Services relating to the Company's or the Manager's business (the "Confidential Information") are of a confidential nature. Casoro shall, and shall ensure that its employees, use commercially reasonable efforts to take all actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent
(i) the disclosure of the Confidential Information to any person other than employees of Casoro who have a need to know of it in order to perform their duties hereunder; and (ii) the use of the Confidential
Information other than in connection with the performance of its duties hereunder.

(e)	The foregoing provision shall not apply to Confidential
Information that (i) has been disclosed to the public by
the Company or the Manager, as applicable, (ii)
otherwise entered the public domain through lawful
means, (iii) was or is disclosed to Casoro by a third
party and which to the knowledge of the Company after
investigation, is not subject to an obligation of
confidentiality to Casoro, (iv) was known by Casoro
prior to its receipt from the Company, or the Manager,
as applicable, (v) was developed by Casoro independently
of any disclosures previously made by the Company or the
Manager, as applicable to Casoro of such information,
(vi) is required to be disclosed by Casoro in connection
with any judicial, administrative or other governmental
proceeding involving the Company, the Manager, or
Casoro, or any of their affiliates or employees (whether
or not such proceeding involves third parties) relating
to the Services or this Agreement, provided that Casoro
first give written detailed notice thereof to the
Company, or the Manager, as applicable, as soon as
possible prior to such disclosure, unless notice would
be unlawful, or (vii) is disclosed in good faith by
Casoro in the ordinary course of carrying out its duties
hereunder.
7.                    Limitation on Liability; Indemnification.
(f)	Casoro assumes no responsibility under this Agreement
other than to render the services called for hereunder
in good faith. Casoro and its Affiliates, and any of
their members, stockholders, managers, partners,
personnel, officers, directors, employees, consultants
and any person providing advisory or sub-advisory
services to Casoro, will not be liable to the Manager or
the Manager's stockholders, partners or members for any
acts or omissions by any such Person (including errors
that may result from ordinary negligence, such as errors
in the investment decision making process or in the
trade process) performed in accordance with and pursuant
to this Agreement, except by reason of acts or omission
constituting bad faith, willful misconduct, gross
negligence or reckless disregard of their respective
duties under this Agreement, as determined by a final
non-appealable order of a court of competent
jurisdiction. The Manager shall, to the full extent
lawful, reimburse, indemnify and hold harmless Casoro,
its Affiliates, and any of their members, stockholders,
managers, partners, personnel, officers, directors,
employees, consultants and any person providing advisory
or sub-advisory services to Casoro (each, a "Casoro
Indemnified Party"), of and from any and all expenses,
losses, damages, liabilities, demands, charges and
claims of any nature whatsoever (including reasonable
attorneys' fees and amounts reasonably paid in
settlement)  (collectively "Losses") incurred by the
Casoro Indemnified Party in or by reason of any pending,
threatened or completed action, suit, investigation or
other proceeding (including an action or suit by or in
the right of the Manager or its security holders)
arising from any acts or omissions of such Casoro
Indemnified Party performed in good faith under this
Agreement and not constituting bad faith, willful
misconduct, gross negligence or reckless disregard of
duties of such Casoro Indemnified Party under this
Agreement.
(a)	Casoro shall, to the full extent lawful, reimburse,
indemnify and hold harmless the Manager, and the
directors, officers, stockholders, partners or members of
the Manager (each, a "Manager Indemnified Party" and,
together with a Casoro Indemnified Party, an "Indemnified
Party") of and from any and all Losses in respect of or
arising from (i) any acts or omissions of Casoro
constituting bad faith, willful misconduct, gross
negligence or reckless disregard of duties of Casoro
under this Agreement or (ii) any claims by Casoro's
employees relating to the terms and conditions of their
employment by Casoro. Casoro hereby agrees that from the
date hereof until the termination of this Agreement,
Casoro shall maintain errors and omissions and other
customary insurance coverage in such amounts and with
such carriers as determined by Casoro, in its sole
discretion.
(b)	In case any such claim, suit, action or proceeding (a
"Claim") is brought against any Indemnified Party in
respect of which indemnification may be sought by such
Indemnified Party pursuant hereto, the Indemnified Party
shall give prompt written notice thereof to the
indemnifying party; provided, however, that the failure
of the Indemnified Party to so notify the indemnifying
party shall not relieve the indemnifying party from any
liability that it may have hereunder, except to the
extent such failure actually materially prejudices the
indemnifying party. Upon receipt of such notice of Claim
(together with such documents and information from such
Indemnified Party), the indemnifying party shall, at its
sole cost and expense, in good faith defend any such
Claim with counsel reasonably satisfactory to such
Indemnified Party. The Indemnified Party will be entitled
to participate but, subject to the next sentence, not
control, the defense of any such action, with its own
counsel and at its own expense. Such Indemnified Party
may elect to conduct the defense of the Claim, if (i)
such Indemnified Party reasonably determines that the
conduct of its defense by the indemnifying party could be
materially prejudicial to its interests,
(ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten
(10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party's reasonable
judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party
without such Indemnified Party's consent, provided, that (i)
such settlement is without any Losses whatsoever to such
Indemnified Party, (ii) the settlement does not include or
require any admission of liability or culpability by such
Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified
Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 7 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the
immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this
Section 7.
(c)	The Manager acknowledges that the duties owed by Casoro
to the Manager are contractual in nature and governed by
the terms of this Agreement and that Casoro shall owe no
fiduciary duties to the Manager or its members.
(d)	The provisions of this Section 7 shall survive the
expiration or earlier termination of this Agreement.
8.         Assignment. Neither this Agreement nor any of the
rights, interests or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other parties hereto, and any such unauthorized
assignment or transfer will be void. This Agreement and all
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
9.	Additional Documents. From time to time after execution of
this Agreement, the parties hereto will, without additional consideration, execute and deliver such further documents and take such further action as may be reasonably requested by any other party hereto in order to carry out the purposes of this
Agreement.
10.	Entire Agreement. This Agreement contains the entire
understanding between the parties and shall not be modified
except in writing by the parties hereto. Furthermore, this
Agreement supersedes any prior understandings and written or oral agreements between them respecting the subject matter of this Agreement.
11.	Title and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not
intended to be part of or to affect the meaning or
interpretation of this Agreement.
12.	Notices. All notices, requests and demands to or upon the
respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or
made when delivered against receipt or upon actual receipt of
(i) personal delivery, (ii) delivery by reputable overnight
courier, (iii) delivery by facsimile transmission with
telephonic confirmation or (iv) delivery by registered or
certified mail, postage prepaid, return receipt requested,
addressed as set forth below:
Casoro:	Casoro Capital Partners, LLC
	9050 N. Capital of Texas Highway, Suite
320
	Austin, TX 78759

The Manager:	Casoro Investment Advisory Firm, LLC
	c/o Casoro Capital Partners, LLC
	9050 N. Capital of Texas Highway, Suite
320
	Austin, TX 78759

with a copy to:	Riveles Wahab LLP
	40 Wall St. 28th Floor
	New York, NY. 10005

13.	Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed
illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to
either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.
14.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF TEXAS. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS
TO THE EXCLUSIVE JURISDICTION OF (I) THE UNITED STATES
DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS, OR (II)
SOLELY TO THE EXTENT THERE IS NO APPLICABLE FEDERAL
JURISDICTION OVER SUCH DISPUTE OR MATTER, IN THE CIRCUIT COURT
FOR HARRIS COUNTY, TEXAS, FOR THE PURPOSE OF ANY ACTION OR
JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY
OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF
VENUE IN SUCH COURT.
15.	WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND
AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS
AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT
ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY
AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY
JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING
OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT
16.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





















IN WITNESS WHEREOF, each of the parties hereto has executed this Support Agreement as of the date first written above.

							Casoro Capital Partners, LLC
      By:__________________________
______
      Name: Yuen Yung
      Title:       Principal


      Casoro Investment Advisory
Firm, LLC
      By:__________________________
______
      Name: Yuen Yung
      Title: Manager of the Manager
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